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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated May 8, 1997, (and to all references to our Firm) included in this Registration Statement on Form S-4 dated September 26, 1997, as amended on October 16, 1997 of Chancellor Media Corporation of Los Angeles.


                                            Arthur Andersen LLP

Chicago, Illinois

October 16, 1997